UNITED
                     STATES SECURITIES AND
                      EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                          FORM 8-K/A1
                         Current Report


        Pursuant to Section 13 or 15(d) of the Securities
                    Exchange Act of 1934
               Date of Report:  December 17, 1997


                       HAGLER BAILLY, INC.
   (Exact name of registrant as specified in its charter)


DELAWARE                                              54-1759180
(State or other jurisdiction of incorporation or organization)
I.R.S. Employer Identification Number


1530 Wilson Boulevard, Suite 900, Arlington, VA            22209
(Address of principal executive offices)              (Zip Code)

                             703-351-0300
           (Registrant's telephone number, including area code)

This Current Report of Form 8-K/A1 amends the Current Report of Form 8-K filed by Hagler Bailly, Inc. on December 16, 1997 solely to add the financial statements of the business acquired required by Item 7(a) and the pro forma financial information required by Item 7(b).


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    (a)  Financial Statements of Business Acquired (Apogee Research, Inc.)

     The required financial statements of the business acquired are set forth below.

                                                                  Page
     Report of Independent Certified Public Accountants           5

     Audited consolidated balance sheet as of December 31, 1996   6

     Audited Consolidated statement of income
     for the year ended December 31, 1996                         7

     Audited Consolidated statement of cash flows
     for the year ended December 31, 1996                         8

     Notes to audited consolidated financial statements           9

     Unaudited condensed consolidated balance
     sheet as of September 30, 1997                              18

     Unaudited condensed consolidated statement of income
     for the nine months ended September 30, 1997                19

     Unaudited condensed consolidated statement of
     cash flows for the nine months ended September 30, 1997     20

     Unaudited condensed consolidated statement of income
     for the nine months ended September 30, 1996                21

     Unaudited condensed consolidated statement of
     cash flows for the nine months ended  September 30, 1996    22

     Notes to unaudited condensed consolidated
     financial statements                                        23


     (b)  Unaudited Pro Forma Financial Information

     The required proforma financial information is set forth below.

                                                                 Page
      Unaudited pro forma combined condensed
      balance sheet as of September 30, 1997                      24

      Unaudited pro forma combined condensed statement of
      income for the nine months ended September 30, 1997         26

      Unaudited pro forma combined condensed statement of
      income for the nine months ended September 30, 1996         27

      Unaudited pro forma combined condensed statement of
      income for the nine months ended September 30, 1995.        28

      Unaudited pro forma combined condensed statement of
      income for the nine months ended September 30, 1994.        29

      Notes to unaudited pro forma combined condensed
      financial information.                                      30



      SIGNATURES                                                   4



                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HAGLER BAILLY, INC.
                                           (Registrant)




Date:  December 15, 1997         By:  /s/ Henri- Claude Bailly
                                 Henri-Claude Bailly
                                 President, Chief Executive Officer
                                 and Chairman of the Board



Date:  December 15, 1997         By:  /s/ Daniel M. Rouse
                                 Vice President, Chief Financial
                                 Officer, and Treasurer


        REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Apogee Research, Inc. and Subsidiary
Bethesda, Maryland


     We have audited the accompanying consolidated balance sheets of  Apogee Research, Inc. and subsidiary as of December 31, 1996, and  the  related consolidated statements of income,  changes  in stockholders'  equity  and cash flows for the  year  then  ended.
These consolidated financial statements are the responsibility of the  Company's  management. Our responsibility is to  express  an opinion on these consolidated financial statements based  on  our audit.
     We conducted our audit in accordance with generally accepted auditing  standards.  Those standards require that  we  plan  and perform  the audits to obtain reasonable assurance about  whether the  financial  statements are free of material misstatement.  An audit  includes  examining, on a test basis, evidence  supporting
the   amounts  and  disclosures  in  the  consolidated  financial statements.  An  audit  also includes  assessing  the  accounting principles used and significant estimates made by management,  as well  as evaluating the overall financial statement presentation.
We  believe  that our audit provides a reasonable basis  for  our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Apogee Research, Inc. and subsidiary as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

      Our audit was made for the purpose of forming an opinion on the  basic  financial statements taken as a whole. The  condensed consolidating  financial information on page 12 is presented  for the purpose of additional analysis and is not a required part  of
the   basic  financial  statements.  Such  information  has  been subjected to the auditing procedures applied in the audit of  the basic  financial statements and, in our opinion, is fairly stated
in  all  material  respects in relation to  the  basic  financial statements taken as a whole.

     As discussed in Note 11 to the financial statements, certain
errors   in  prior  years  resulting  in  the  overstatement   of
previously  reported receivables as of December  31,  1995,  were discovered by management of the Company during the current  year.
Accordingly, an adjustment has been made to retained earnings  as of January 1, 1996 to correct the error.



March 17, 1997

              APOGEE RESEARCH, INC. AND SUBSIDIARY
                    CONSOLIDATED BALANCE SHEET
                      AS OF DECEMBER 31, 1996


                              ASSETS

CURRENT ASSETS
 Cash (Note 12)                                  $      253,080
 Accounts receivable (Note 3)                         2,440,688
 Other receivables                                       17,568
 Prepaid expenses                                        22,771
 Deferred income taxes (Note 9)                          16,700


        Total current assets                          2,750,807

PROPERTY AND EQUIPMENT (Note 6)

 Furniture and fixtures                                 128,079
   Equipment                                            492,235
  Computer software                                      10,805

                                                        631,119
 Less: Accumulated depreciation and amortization       (414,522)

        Net property and equipment                       216,597

OTHER ASSETS

 Investment and advances to affiliate (Note 4)          149,515
  Security deposit                                        6,279

        Total other assets                              155,794


        TOTAL ASSETS                                  $3,123,198

    See accompanying notes to consolidated financial statements.

              APOGEE RESEARCH, INC. AND SUBSIDIARY
                  CONSOLIDATED STATEMENT OF INCOME
                FOR THE YEAR ENDED DECEMBER 31, 1996



Contract revenue                                      $6,360,815

Direct costs                                           5,304,763

Gross profit                                           1,056,052

General and administrative expense                       546,919

Income from operations                                   509,133

Other income (expense):
 Interest and other income                                 5,397
 Interest expense                                       (113,946)

Net income before taxes                                  400,584

Provision for income taxes (Note 9)                      164,319

        NET INCOME                                   $   236,265

    See accompanying notes to consolidated financial statements.

              APOGEE RESEARCH, INC. AND SUBSIDIARY
              CONSOLIDATED STATEMENT OF CASH FLOWS
              FOR THE YEAR ENDED DECEMBER 31, 1996


[CAPTION]



CASH FLOWS FROM OPERATING ACTIVITIES

 Net income                                           $  236,265

 Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization                           88,939
   Deferred taxes                                          19,100
   Prior period adjustment                                (78,253)

   (Increase) decrease in:
     Accounts receivable                                  348,483
     Prepaid expenses                                      65,789
     Other assets                                          (2,047)
   Increase (decrease) in:
     Accounts payable and accrued expenses                (76,282)
     Billings in excess of revenue recognized              63,490
     Income taxes payable                                  15,934

        Net cash provided by operating activities         681,418
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of equipment                                    (17,220)
 Investments and advances to affiliate                     (7,791)

        Net cash used by investing activities             (25,011)

CASH FLOWS FROM FINANCING ACTIVITIES

 Net proceeds (repayment) on line of credit              (416,299)
 Principal payments of long-term debt                     (34,631)
 Proceeds from issuance of common stock                    13,066

        Net cash used by financing activities            (437,864)

Net increase in cash                                      218,543

Cash at beginning of year                                  34,537

CASH AT END OF YEAR                                     $ 253,080


See accompanying notes to consolidated financial statements.

              APOGEE RESEARCH, INC. AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996


1.   DESCRIPTION OF OPERATIONS

   Apogee Research, Inc. (the Company) was incorporated in 1986 in the State of Maryland. The Company provides financial, economic and market research consulting in environmental and transportation services to U.S. government agencies, state and local governments, international organizations and commercial organizations.

   Apogee Research International, Ltd., a Canadian company, was formed in 1989 as a wholly-owned subsidiary of the Company to engage in business with Canadian and U.S. government agencies and commercial organizations to provide financial and economic consulting.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Method of accounting -
        The financial statements have been prepared on the accrual basis of accounting.
   Revenue recognition -
        Revenue from cost type contracts is recognized on the basis of direct and indirect costs incurred plus the fee earned. Revenue from fixed price contracts is recognized on the percentage-of-completion method. Revenue under time and material contracts is recorded at the fixed contractual rates as the services are performed. The fixed rate includes direct labor, indirect expenses and profits.
   Consolidation -
         The   accompanying  financial  statements  reflect   the
     consolidated accounts of Apogee Research, Inc. and its wholly-owned subsidiary, Apogee Research International, Ltd. All intercompany transactions have been eliminated in consolidation.

   Property and equipment -

        Property and equipment are stated at cost. Depreciation is being provided over the estimated useful lives of the assets (three to ten years).

   Foreign currency exchange -

     The subsidiary's assets and liabilities denominated in Canadian dollars are translated into U.S. dollars at the current rate of exchange existing at year end, and revenue and expenses are translated at average exchange rates for the year.

   Use of estimates -

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

   Fair Value of Financial Instruments

     The Company considers the recorded value of its financial assets and liabilities, which consist primarily of accounts receivable and accounts payable and other accrued liabilities, and debt to approximate the fair value of the respective assets and liabilities at September 30, 1996.

   Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Under SFAS 109, deferred tax liabilities and assets are determined based on the difference between financial statement and tax basis of assets and liabilities using enacted rates expected to be in effect during the year in which the differences reverse.

3.   ACCOUNTS RECEIVABLE

      The following summary shows the elements of accounts receivable from long-term contracts and programs:
   [CAPTION]
     U.S. GOVERNMENT CONTRACTS AND SUBCONTRACTS

       Amounts billed                                 $1,737,520
         Recoverable costs and accrued profit on progress
        completed - not billed                            84,614
       Retained fees                                      41,814


   COMMERCIAL CUSTOMERS

       Amounts billed                                    519,863
         Recoverable costs and accrued profit on progress
                 completed - not billed   56,877

                                                      $2,440,688

   The  Company's  contract revenue from the U.S.  Government  is
   from  various  Federal  and  state  agencies,  primarily   the
   Environmental    Protection   Agency   and    Department    of
   Transportation.

   Billed accounts receivable include amounts earned in December of each year that were billed in the normal billing cycle during January of the subsequent year.

   Unbilled accounts receivable consist of costs recorded as revenue which will be billed upon certain milestones or close of the contract and fee retentions that are billable upon final acceptance and completion of the contracts. Consistent with industry standards, these amounts which relate to long term contracts are classified as current assets although a portion of these amounts are not expected to be realized within one year.


4.   INVESTMENT AND ADVANCES TO AFFILIATE

     The Company has an investment interest of 40% in Apogee Capital, L.L.C. The investment totals $5,000 and is accounted for using the equity method of accounting. Certain stockholders of the Company also have an ownership interest in Apogee Capital. The Company has advances receivable from Apogee Capital of $144,515 at December 31, 1996. Interest has not been charged on these advances.


5.   LINE OF CREDIT

   The Company has an agreement with a bank for a line of credit for $1,250,000 that expires on April 30, 1997. Borrowings are secured by a blanket lien on all assets, including accounts receivable, guaranteed by the majority shareholders up to $250,000, and payable on demand. Interest is due monthly at the bank's prime rate, which was 8.25% at December 31, 1996. The amount outstanding at December 31, 1996 was $850,000. The line of credit agreement requires the Company, among other covenants, to meet certain ratios for working capital, debt and equity.

6.   LONG-TERM DEBT
     [CAPTION]
   Notes   payable  at  December  31,  1996  consisted   of   the
   following:

     Note payable, interest at prime
     plus 1.5% (9.75% at December 31, 1996); payable
     in monthly principal installments, with final
     payment due March 1997; secured by
     assets purchased                              $15,241
     An equipment loan, interest at
     prime plus 1% (9.25% at December 31, 1996); payable in monthly principal installments of $2,778 beginning July 31, 1995, with
     final payment due June 30, 1999.               89,172
                                                   104,413
     Less: Current portion                          48,466

     TOTAL LONG-TERM PORTION                       $55,947


        The following is a schedule of future minimum note payments as of December 31, 1996:

         Year Ended December 31,              Amount

               1997                         $  48,466
               1998                            36,432
               1999                            19,515

                                             $104,413


7.   COMMITMENTS AND CONTINGENCIES

   Operating leases -

     The Company has leases for office space in both the United States and Canada effective through August 31, 1998 and July 31, 1999, respectively. The leases contain annual escalation clauses for both increases in property taxes and general operating and maintenance costs of the landlord.


     The future minimum payments relating to these leases are as follows:

         Year Ended December 31,             Amount

               1997                          $304,096
               1998                           203,221
               1999                            13,232

                                             $520,549

      The total office rental expense for 1996 was $314,506. Government contracts -
        Certain of the Company's contracts are with agencies of the Federal Government. Approximately 70% of the Company's income is subject to audit; however, no audits have been performed. In the opinion of management, adjustments, if any, would not have a material effect on the financial position of the Company at December 31, 1996 and 1995.


8.   EMPLOYEE STOCK OPTIONS

   In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock Based Compensation, " which requires a fair value based methodology of accounting for all stock option plans. Under SFAS No. 123, the Company may account for stock options under Accounting Principles Board
   Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and provide pro forma disclosure of net income, as if the fair value based method of accounting defined in SFAS No. 123 had been applied. The Company has elected to follow APB 25 in accounting for its employee stock options and provide pro forma fair value disclosure under SFAS 123.

   The Company has a non-qualified stock option plan for certain key employees. Options are exercisable in varying amounts and are issued for a term not to exceed ten years from the date of the grant at the estimated fair market value as of the date of the grant. The ability to exercise the options vests ratably to the employee over a three-year period. Upon termination of employment, any unexercised options remaining are considered void.

   For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options' vesting period. For the year ended December 31, 1996, the effect of SFAS No. 123 was immaterial to the Company's financial statements.

   The summary of the Company's stock option activity, and related information for the year ended December 31, 1996 is as follows:

                                  Optio    Weighted-   Weighted-
                                    ns      Average     Average
                                  (,000     Exercise     Fair
                                    )        Price       Value
    Options outstanding ,           23     $5.52       $1.25
    beginning of year
    Granted                         9      7.85        1.80
    Exercised                       -
    Outstanding December 31,        32     $5.59       $1.28
    1996


   The Company has no options exerciseable at December 31, 1996.
   The average contractual life of outstanding options at December 31, 1996 is 4 years.


9.   INCOME TAXES

   The  provision  for income taxes for the year  ended  December
   31, 1996 consist of the following:

         Current:
         Federal                           $115,267
         State                               29,923

                                            145,190
         Deferred:
         Federal                             15,303
         State                                3,826

                                             19,129

         TOTAL PROVISIONS                  $164,319

   The  deferred tax assets (liabilities) at September  31,  1996 were as follows:

    Current deferred tax assets (liabilities):
              Vacation liability                   16,700
    Net current deferred tax asset                 16,700

    Non-current deferred tax asset (liabilities):
    Depreciation                                  $49,300
    Net non-current deferred tax liability        (49,300)

   Income  tax   expense  for the year ended December  31,  1996,
   varies  from  the amount which would have been computed  using statutory rates as follows:

    Tax  computed  at the Federal  statutory  $132,117
    rate, net of state income tax benefit

    State   income  taxes,  net  of  Federal    28,041
    income tax benefit
    Other                                        4,161
                                              $164,319

   The  provision  for  income taxes differs  from  the  expected using  federal tax rates primarily due to the effect of  state
   income   taxes  and  certain  non-deductible  expenses.    The
   difference  between  the provision for income  taxes  and  the provision  calculated at the federal statutory rate would  not have  a  material  effect  on the financial  position  of  the
   Company.


10.  RETIREMENT PLAN

   The  Company  maintains  a  tax-deferred  savings  plan  under
   Section  401(k) of the Internal Revenue Code for substantially
   all   employees.  The  plan  provides  for  contributions   by
   employees  and  a discretionary contribution by  the  Company.
   The  Company made contributions of $12,500 to the plan  during
   1996.


11.  PRIOR PERIOD ADJUSTMENTS

   During  the  audit of the current year's financial statements, certain  errors  were  discovered by  the  management  of  the
   Company   that  resulted  in  an  overstatement  of   reported
   accounts   receivable  as  of  December  31,  1995.  Beginning
   retained  earnings  has been restated for the  effect  of  the following adjustments.

       Write-off of incorrectly recorded billed and unbilled
         accounts receivable               $127,490

       Income tax benefit                   (49,237)

       PRIOR PERIOD ADJUSTMENT NET OF
         INCOME TAXES                      $ 78,253


12.  CONCENTRATION OF CREDIT RISK

   At  December  31, 1996, the Company had deposits  at  a  local bank  totaling  $213,584.  Such deposits  are  insured  up  to
   $100,000,  the  legal  maximum  established  by  the   Federal
   Deposit Insurance Corporation (FDIC).



           Consolidated Balance Sheet
                September 30, 1997
                    Unaudited


Current Assets:
Cash                                        $ 366,524
Advances                                       21,066
Prepaids                                       94,749
Billed Receivable                           1,988,529
Unbilled Receivable                            33,022
Receivable from Parent                          7,077
Other Receivable

Fixed Assets:
Fixed Assets (net)                            289,806

Other Assets:
Investment in Apogee Capital, LLC             149,515
Deferred Tax Benefit                           16,700

Total Assets                        $       2,966,988

Current Liability:
Accounts Payable & Accrued Expenses $         696,646
Line of Credit                                250,000
Notes Payable                                   7,018
Payable to Parent
Payroll Taxes & Withholdings                  124,309
Income Taxes Payable                          263,004
American Express

Long -Term Liabilities:
Long-Term Notes Payable                        60,148
Note Payable to Parent
Deferred Taxes Payable                         35,961

Stockholder's Equity:
Common Stock, $.10 par value                   26,709
Paid in Capital                               295,690
Retained Earnings                           1,288,470
Treasury Stock                                (46,467)
Stock Subscription Receivable                 (34,500)

Total Liabilities & Equity          $       2,966,988

See accompanying notes to condensed consolidated financial
                   statements.


              Apogee Research, Inc.
          Consolidated Income Statement
                Nine months ended
               September 30, 1997
                    Unaudited

Revenue                                               $6,070,647

Direct Cost                                            3,055,814
Gross Profit                                           3,014,833

General and Administrative Expense                     2,216,039

Operating Income:                                        798,794

Other Income & Expense:
Other Income (expense)
Interest and other income                                 25,213
Interest Expense                                        (154,996)
Net income before taxes                                  669,011

Provision for Income Taxes                               215,413

Net Income                                        $      453,598


See accompanying notes to the condensed consolidated financial statements.

                              Apogee Research, Inc.
                      Consolidated Statement of Cash Flows
                   for the nine month ended September 30, 1997
                                   Unaudited

Cash Flow from Operating Activity:
Net Income                                                               453,598

Adjustment to reconcile net income to net cash:
             Depreciation & Amortization                                  69,570
             (Gain) Loss on Foreign Currency                               2,410
             Changes in operating assets and liabilities
             (Increase)Decrease in:
             Accounts Receivable                                         296,840
             Prepaid Expense                                             (71,978)
             Other Receivable                                            (10,575)
             Deposits                                                      6,279
             Deferred Tax Asset

             Increase(Decrease) in:
             Accounts Payable                                              9,927

             Billing in excess of Revenue                               (21,494)
             Accrued Payroll Taxes

             Other Payable

             Bonus Payable
             Deferred Tax Liability
             Taxes Payable                                               205,360
             Net cash provided(used) by Operating Activity               939,937

Investing Activity:
(Purchase) Sale of PPE                                                  (142,779)
(Purchase) Sale of Investments                                                 0
Net cash provided(used) by Investing Activity                           (142,779)

Cash Flow from Financing Activity:
Sale of Common Stock                                                           0
Draw(Payoff) on LOC                                                     (600,000)
Stock Sub Receivable
(Purchase) Sale of Treasury                                              (46,467)
Draw(Payoff) on Notes Payable                                            (37,247)
(Purchase)Sale of Treasury
Net cash provided(used) by Financing Activity                           (683,714)

Net Increase in Cash                                                     113,444
Beginning Balance of  Cash                                               253,080
Ending Balance of Cash                                                   366,524


         Apogee Research, Inc.
     Consolidated Income Statement
           Nine months ended
          September 30, 1996
               Unaudited

Revenue                                 $      4,264,067

Direct Cost                                    2,376,913
Gross Profit                                   1,887,154

General and Administrative Expense             1,669,585

Operating Income:                                217,568

Other Income & Expense:
Other Income (expense)
Interest and other income                          3,704
Interest Expense                                (103,560)
Net income before taxes                          117,712

Provision for Income Taxes                        26,090

Net Income                            $           91,622

See accompanying notes to condensed consolidated financial statements.

             Apogee Research, Inc.
      Consolidated Statement of Cash Flows
    for the period ended September 30, 1996

Cash Flow from Operating Activity:
Net Income                                            91,622

Adjustment to reconcile net income to net cash:
  Depreciation & Amortization                         62,340
  Prior Period Adjustment                            (40,771)
  Changes in operating assets and liabilities
  Accounts Receivable                              1,009,812
  Prepaid Expense                                     15,984
  Other Receivable                                  (148,582)
  Deposits                                             6,516
  Accounts Payable                                  (482,946)
  Billing in excess of Revenue                       (80,301)
  Taxes Payable                                      (32,894)
Net cash provided(used) by Operating Activity        400,780

Investing Activity:
(Purchase) Sale of PPE                               (19,943)
(Purchase) Sale of Investments                       (12,591)
Net cash provided(used) by Investing Activity        (32,534)

Cash Flow from Financing Activity:
Sale of Common Stock                                   1,501
Draw(Payoff) on LOC                                  (16,299)
Draw(Payoff) on Notes Payable                        (31,053)
Net cash provided(used) by Financing Activity        (45,851)

Net Increase in Cash
Beginning Balance of  Cash                           322,395
Ending Balance of Cash                                34,537
                                                     356,932

              APOGEE RESEARCH, INC. AND SUBSIDIARY
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                        SEPTEMBER 30,1997
                            UNAUDITED

NOTE 1 - GENERAL

The interim financial information furnished herein was prepared from the books and records of Apogee and its subsidiary (the "Company") as of September 30, 1997 and for the period then ended, without audit; however, such information reflects all normal and recurring accruals and adjustments which are, in the opinion of management, necessary for a fair presentation of financial position and of the statements of operations and cash flows for the interim period presented. The interim financial information furnished herein should be read in conjunction with the consolidated financial statements for the year ended December 31, 1996. The interim financial information presented is not necessarily indicative of the results from operations expected for the full fiscal year.

NOTE 2 - ACCOUNTS RECEIVABLE

The following summary shows the elements of accounts receivable from long-term contracts and programs:

Amounts billed.......................
                                       $2,110,826
Retained fees and unbilled receivable
costs
And accrued profit on progress
completed...........................       33,022

Billings in excess of revenue recorded
                                         (122,297)

                                       $2,021,551

NOTE 3 - LINE OF CREDIT

The Company renewed its line of credit with First Union Bank until April 30, 1998 under the same terms and conditions as its previous line of credit. The amount outstanding at September 30, 1997 was $250,000.



NOTE 4 - SUBSEQUENT EVENTS

On November 18, 1997, Apogee entered into an agreement to merge, intended to be treated as a pooling of interests for accounting purposes, with a subsidiary of Hagler Bailly. The transaction provides for stockholders of the company to receive shares of Hagler Bailly, Inc. stock in exchange for their Apogee stock. Other conditions of the merger agreement included the requirement that certain employees enter into employment and non-compete agreements with Hagler Bailly.

    Hagler Bailly, Inc. and Apogee Research, Inc.
      Proforma Combined Condensed Balance Sheet
                September 30, 1997
                  (Unaudited)


                                                      Historical                        Proforma     Proforma
    Assets                                            Hagler Bailly,  Apogee Research,  Adjustments  Combined
    Current assets
      Cash and cash equivalents                             1,996,983          367,998                      2,364,981
      Investments                                          13,165,257                                      13,165,357
      Accounts receivable, net                             24,429,714        1,936,952                     26,366,666
      Prepaid                                                 786,639           94,779                        881,418
      Other current assets                                  1,242,117           21,101                      1,263,218
    Total current assets                                   41,620,710        2,420,830                     44,041,540

    Property and equipment, net                             2,568,101          277,952                      2,846,053

    Goodwill, net                                           7,109,743                                       7,109,743

    Other                                                     937,722           16,700                        954,422

    Total assets                                       $   52,236,277 $      2,715,482                 $   54,951,759


    Liabilities and Stockholders' Equity
    Current liabilities
      Bank line of credit                              $              $         250,000                $      250,000
      Accounts payable and accrued expenses                 1,322,989           697,458                     2,020,447
      Accrued compensation and benefits                     5,676,127           124,309                     5,800,436
      Billings in excess of cost                            1,564,902                                       1,564,902
      Current portion of long-term debt                                           7,018                         7,018
      Deferred income taxes                                 1,795,467           244,441                     2,039,908
    Total current liabilities                              10,359,485         1,323,226                    11,682,711

    Long-term debt                                                               96,109                        96,109

    Total liabilities                                      10,359,485         1,419,335                    11,778,820

    Stockholders' equity
      Preferred stock, $0.01 par value, 5,000,000
      shares authorized; none issued and outstanding
      Hagler Bailly, Inc. common stock, $0.01 par value,
       20,000,000 authorized; 7,982,516 issued and outstan      79,825                        4,100             83,925
      Apogee Research, Inc. common stock, $.10 par value;
        shares authorized; 267,088 issued and outstanding                        26,709     (26,709)
      Additional paid-in capital                            40,584,863          295,690     (23,858)        40,856,695
      Retained earnings(deficit)                             1,212,103        1,054,715                      2,266,818
      Treasury Stock                                                            (46,467)     46,467
      Stock Subscription Receivable                                             (34,500)                       (34,500)

    Total stockholders' equity                              41,876,791        1,296,147                     43,172,938

    Total liabilities and stockholders' equity         $    52,236,275 $      2,715,482                $    54,951,759


    Note: The balance sheet at September 30, 1997 has been derived from the unaudited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.
      See accompanying notes to Proforma Combined Condensed Financial Statements.


Hagler Bailly, Inc. and Apogee Research, Inc.
Proforma Combined Condensed Statement of Income
 Period Ended September 30, 1997
           (Unaudited)
(In thousands, except per share data)

                                           Historical
                                       Hagler           Apogee         Proforma     Proforma
                                    Bailly, Inc.    Research, Inc.   Adjustments    Combined

Revenues:
Consulting revenues                  36,226            5,151                    41,377
Subcontractors and other revenue     21,581              930                    22,511
 Total revenues                      57,807            6,081                    63,888

Cost of services                     44,536             4,802                   49,338
Gross profit                         13,271             1,279                   14,550

Selling, general and administrati     7,196               479                    7,675
Stock and stock option compensati        65                 0                       65
Income (loss) from operations         6,010               800                    6,810

Other income (expense) net              180              (128)                      52
Income (loss) before income tax ex    6,190               672                    6,862

Income tax expense                    2,229               215                    2,444

Net income (loss)                $    3,961      $        457      $       -    $ 4,418

Net income (loss) per share           $0.55             $1.75                     $0.58
Weighted average shares
            outstanding           7,153,747           261,747                 7,563,747

See accompanying notes to Proforma Combined Condensed Financial Statements.


      Hagler Bailly, Inc. and Apogee Research, Inc.
     Proforma Combined Condensed Statement of Income
             Year Ended December 31, 1996
                    (Unaudited)
         (In thousands, except per share data)

                                      Historical
                                        Hagler        Apogee   Proforma   Proforma
                                     Bailly, Inc.  Research,Inc.  Adj.  Combined
 Revenues:
  Consulting revenues                       38,762       5,407               44,169
  Subcontractors and other revenues         22,821         954               23,775
   Total revenues                           61,583       6,361               67,944

Cost of services                            48,786       5,305               54,091
Gross profit                                12,797       1,056               13,853

Selling, general and administrative          8,583         547                9,130
Stock and stock option compensation          6,172           0                6,172
Income (loss) from operations               (1,958)        509               (1,449)

Other income (expense) net                    (904)       (109)              (1,013)
Income (loss) before income tax exp         (2,862)        400               (2,462)

Income tax expense                             797         164                  961

Net income (loss)                           (3,659)        236              $(3,423)

Net income (loss) per share                 ($0.58)      $0.88               ($0.45)
Weighted average shares outstanding      6,273,831     267,088            7,570,534


Hagler Bailly, Inc. and Apogee Research, Inc.
Proforma Combined Condensed Statement of Income
  Year Ended December 31, 1995
           (Unaudited)
(In thousands, except per share data)

                                    Historical
                                      Hagler             Apogee         Proforma    Proforma
                                   Bailly, Inc.      Research, Inc.   Adjustments   Combined
 Revenues:
  Consulting revenues             $        29,172   $           5,693  $     -     $ 34,865
  Subcontractors and other revenu          20,016                 868                20,884
   Total revenues                          49,188               6,561                55,749

Cost of services                           40,340               5,484                45,824
Gross profit                                8,848               1,077                 9,925

Selling, general and administrati           5,682                 619                 6,301
Stock and stock option compensati               0                   0                     0
Income (loss) from operations               3,166                 458                 3,624

Other income (expense) net                   (657)                (97)                 (754)
Income (loss) before income tax e           2,509                 361                 2,870

Income tax expense                          1,087                 145                 1,232

Net income (loss)                 $         1,422      $          216       $     $   1,638

Net income (loss) per share              *                      $0.81                 $0.21
Weighted average shares outstandi        *                    265,424             7,568,420


      Hagler Bailly, Inc. and Apogee Research, Inc.
     Proforma Combined Condensed Statement of Income
              Year Ended December 31, 1994
                       (Unaudited)
          (In thousands, except per share data)

                                                            Historical
                                                              Hagler           Apogee         Proforma     Proforma
                                                           Bailly, Inc.    Research, Inc.   Adjustments    Combined
 Revenues:
  Consulting revenues                                     $       22,531   $         4,772   $             $  27,303
  Subcontractors and other revenues                               13,437             1,044                    14,481
   Total revenues                                                 35,968             5,816                    41,784

Cost of services                                                  29,122             4,876                    33,998
Gross profit                                                       6,846               940                     7,786

Selling, general and administrative expenses                       4,836               548                     5,384
Stock and stock option compensation                                    0                 0                         0
Income (loss) from operations                                      2,010               392                     2,402

Other income (expense) net                                            12               (30)                      (18)
Income (loss) before income tax expense                            2,022               362                     2,384

Income tax expense                                                   843               159                     1,002

Net income (loss)                                         $        1,179      $        203      $       -    $ 1,382

Net income (loss) per share                                            *             $0.74                     $0.18
Weighted average shares outstanding                                    *            272,744                7,577,723

* Due to the acquisition on May 25, 1995, and the change in capital structure, earnings per share information for these periods are not meaningful and accordingly are not presented.

                            HAGLER BAILLY, INC. AND APOGEE
                                      RESEARCH, INC.
                           NOTES TO PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS (UNAUDITED)


1.   Basis of Presentation

      On November, 18, 1997, Hagler Bailly. and Apogee entered into a definitive agreement that provides for the merger of a subsidiary of Hagler Bailly, with and into Apogee, with Apogee becoming a wholly-owned subsidiary of Hagler Bailly. Under the terms of the agreement, each outstanding share of Apogee will be converted into the right to receive shares of Hagler Bailly Common Stock. The business combination is to be accounted for using the "pooling of interests" method of accounting for business combinations.

      The unaudited pro forma combined condensed balance sheet combines the Hagler Bailly and Apogee consolidated balance sheets as of September 30, 1997. For the unaudited pro forma combined condensed statements of income, the Hagler Bailly consolidated statements of income of the years ended December 31, 1996, 1995 and 1994 have been combined with the Apogee consolidated statements of income for the same periods. There were no material transactions between Hagler Bailly and Apogee during any period presented, and there are no material differences in the accounting policies of Hagler Bailly and Apogee.

2.   Non-recurring Items Attributable to the Transaction

      Hagler Bailly and Apogee expect that certain adjustments will be recorded subsequent to the Merger to accrue for specific and identifiable costs related to the Merger. These adjustments are expected to include direct transaction expenses such as legal, accounting and related fees, and integration expenses. These pretax costs are estimated to be as much as $300,000. Because the transaction has not been completed, this amount is a preliminary estimate and is subject to revision as more information becomes available. These adjustments have not been included in the accompanying unaudited pro forma combined condensed statements of income as they are non-recurring and not expected to be replicated in future periods.

3.   Pro Forma Combined Financial Statements

     Certain reclassifications have been made to conform Apogee's financial statement to those of Hagler Bailly.

4.   Pro Forma Adjustments

      Adjustments for costs related to the merger have not been included in the unaudited pro forma combined condensed statements of income as they result directly from the transaction and are not expected to be included in the combined net income beyond the period succeeding the transaction.

5.   Stockholders' Equity

       Stockholders' equity has been adjusted to reflect the following:

     I. Common stock - Common stock has been adjusted to reflect the exchange of 261,747 shares of Apogee Common Stock for 410,000 shares of Hagler Bailly Common Stock.

     II. Additional paid in capital - Adjustments to addition paid in capital are limited to those necessary to offset the adjustments to the par value of common stock discussed above.

6.   Earnings Per Share

     Pro forma weighted average common shares outstanding for all periods presented are based on Hagler Bailly's weighted average number of shares outstanding for the nine months ended September 30, 1997 and Apogee's combined historical weighted average shares, after adjustment of Apogee's historical number of shares by the exchange ratio of 1.2709.

7.   Pro Forma Combined Condensed Statement of Income

 The Hagler Bailly December 31, 1995 pro forma combined condensed statement of income includes the operations of RCG/Hagler Bailly for the period from January 1, 1995 to May 25, 1995.